HOLLYER BRADY BARRETT & HINES LLP
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                                                   January 30, 2006





To the Trustees of Tax-Free Trust of Oregon

     We consent to the incorporation by reference into post-effective amendment No. 30 under the 1933 Act and No. 31 under the 1940 Act of our opinion dated December 1, 1997.


                              Hollyer Brady Barrett & Hines LLP


                                  /s/ William L.D. Barrett
                              By:--------------------------
                                         Partner